Exhibit 99.1

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Owens Corning to Acquire Saint-Gobain’s Reinforcement and Composites Business

Converts previously announced joint venture agreement into outright acquisition

Accelerates Owens Corning’s global growth strategy

Improves Owens Corning’s ability to serve Composites customers on a global and regional basis

TOLEDO, Ohio – July 27, 2007 – Owens Corning (NYSE: OC) today announced the signing of a definitive agreement under which Owens Corning will acquire Saint-Gobain’s Reinforcement and Composites business for $640 million. The acquisition further builds Owens Corning’s position as a market leader in glass reinforcements and composites.

In 2006, the acquired Saint-Gobain Reinforcement and Composites business had sales of approximately $900 million, with approximately 4,500 employees. With this acquisition, the expanded Owens Corning Composite Solutions business will have 42 production facilities in 16 countries. On a pro forma basis for calendar year 2006, the new Owens Corning Composite Solutions segment would have had about 9,000 employees and combined sales of approximately $2.2 billion, compared with actual reported segment sales in 2006 of $1.6 billion.

The transaction is expected to close by the end of 2007 and remains subject to regulatory approval in several jurisdictions, along with customary closing conditions. Owens Corning will divest its facilities in Battice, Belgium; Birkeland, Norway; and Huntingdon, Penn., in order to address regulatory concerns related to the transaction. The Wichita Falls, Texas, facility of Saint-Gobain is not part of the transaction.

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“This is a transformational acquisition for Owens Corning,” said Dave Brown, Owens Corning president and chief executive officer. “This acquisition expands Owens Corning’s footprint around the world and strengthens our position in key markets such as Russia, China, India, Mexico and Brazil. It also brings talented people and proven technology to Owens Corning, and it balances our exposure to the cyclical downturns associated with the residential construction market in North America. Composite Solutions is a core business at Owens Corning and we are committed to its continued growth.”

“Glass fiber markets are global, diverse and growing at two-times global GDP,” said Mike Thaman, Owens Corning chairman and chief financial officer. “This strategic acquisition extends our global reach to commercial and industrial markets of interest and expands our global presence in a capital-efficient way that adds near- and long-term value to shareholders.”

Chuck Dana, the president of Owens Corning Composite Solutions business, said, “This acquisition will accelerate the ability of Owens Corning to grow with our customers in both developed and high-growth emerging markets. Customers will benefit from an expanded product range, world-class applied materials technology, improved logistics and supply capability. Moreover, Owens Corning will own a growing global fabrics business.”

Rationale and Benefits of the Transaction

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Accelerates the Composite Solutions business strategy and timetable to improve financial performance of that business, while providing greater economic value to Owens Corning. Substantial synergies are expected and will be further detailed in Owens Corning’s Aug. 1 announcement of second quarter 2007 business results.

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Enhances Owens Corning’s presence in fast-growing emerging markets around the world, increasing the share of Owens Corning revenue from international, commercial and industrial sources, while adding balance to the company’s revenue sources.

•	Profitably grows the company’s global exposure to non-residential markets and positions the Owens Corning brand in markets where the company does not have a building materials presence.

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Simplifies the management and governance structure compared with the previously proposed 60/40 joint venture structure, while speeding the integration process with greater clarity for employees of both organizations.

Transaction Details

Under the terms of the transaction, which has been approved by the board of directors of both companies, Owens Corning will acquire Saint-Gobain’s Reinforcement and Composites business for $640 million. The acquired business is comprised of 20 plants, which includes 12 glass fiber reinforcements plants, six fabrics plants and two plants that produce both reinforcements and fabrics. The Wichita Falls, Texas, facility of Saint-Gobain is not part of the transaction.

The acquisition, net of the planned divestitures, increases Owens Corning’s installed glass fiber manufacturing capacity in the Composite Solutions segment by 500,000 tons, bringing the company’s combined installed capacity to 1.3 million tons annually, 25 percent of which is in developing countries and emerging markets.

This transaction includes the acquisition of a specialty fabrics business that is complementary to and provides geographic expansion for Owens Corning’s existing fabrics business. This business includes weaving and knitting operations of glass fiber. These woven and knit fibers are then used to produce composite products that provide strength, flexibility and durability in the wind energy, marine, industrial, automotive and piping markets. This fabrics business also will provide innovative materials technology for markets including solar panels, ballistics and carbon fiber products.

The acquired business currently leases certain metals used in its production tooling. At current market prices, the leased metals would be valued at approximately $320 million. On an ongoing basis, Owens Corning expects to meet its requirements for such leased metals from a variety of sources, which could include existing Owens Corning tooling, purchase, lease or some combination.

Owens Corning anticipates substantial annual pre-tax cost synergies, which will be further detailed in the company’s Aug. 1 announcement of second quarter 2007 business results. Synergies will primarily come from reduced operating costs, improved energy efficiency in furnaces and sourcing.

The acquisition will be funded by a combination of proceeds of previously announced divestitures, cash on hand, cash flow from operations, and Owens Corning’s existing credit facility.

Citi acted as exclusive financial advisor to the company for the transaction.

Management and Reporting

The expanded organization will become part of the existing Owens Corning Composite Solutions segment, which will continue to be led by Chuck Dana, currently president of Owens Corning’s Composite Solutions business.

About Owens Corning

Owens Corning is a world leader in building materials systems and composite solutions. A Fortune 500 company for more than 50 years, Owens Corning people redefine what is possible each day to deliver high-quality products and services ranging from insulation, roofing, siding and stone, to glass composite materials used in transportation, electronics, telecommunications and other high-performance applications. Founded in 1938, Owens Corning is a market-leading innovator of glass fiber technology with sales of $6.5 billion in 2006 and 19,000 employees in 26 countries. Additional information is available at http://www.owenscorning.com.

About Saint-Gobain

Saint-Gobain Group specializes in the design, production and distribution of functional materials for the construction, industrial and consumer markets. The Group is organized into five business sectors: Flat Glass, Packaging, Construction Products, Building

Materials Distribution, and High-Performance Materials. Established in more than 50 countries, Saint-Gobain is the market leader in each of its core businesses. In 2006, it achieved more than €40 billion sales with around 200,000 employees.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these statements. Further information on factors that could affect the company’s financial and other results is included in the company’s Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

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